3Q23 Results Presentation November 2, 2023 Exhibit 99

Forward-looking statements Some of the statements contained in this presentation may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, projections, plans and strategies, positioning, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases. You can also identify forward-looking statements by discussions of strategy, plans, or intentions. The forward-looking statements contained in this presentation reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement. While forward-looking statements reflect our good faith projections, assumptions and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law. Factors that could cause our results to differ materially include but are not limited to: (1) the continued course and severity of COVID-19 variants and subvariants and their direct and indirect impacts (2) general economic conditions and real estate market conditions, such as a possible recession, (3) regulatory and/or legislative changes, (4) our customers' continued interest in loans and doing business with us, (5) market conditions and investor interest in our contemplated securitizations and (6) changes in federal government fiscal and monetary policies and (7) the continued conflict in Ukraine. For a further discussion of these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements, see the section titled ''Risk Factors" previously disclosed in our Form 10-Q filed with the SEC on May 14, 2020, as well as other cautionary statements we make in our current and periodic filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.velfinance.com.

3Q23 Highlights Production& Loan Portfolio Earnings Financing & Capital Net income of $12.1 million, up 21.1% from $10.0 million for 3Q22. Diluted EPS of $0.35, up $0.06 from $0.29 per share for 3Q22 Core net income(1) of $12.9 million, up 29.4% from $10.0 million for 3Q22. Core diluted EPS(1) of $0.37, up $0.08 from $0.29 per share for 3Q22 NIM of 3.34% up 10bps from 2Q23, driven by higher coupons on new production Initiated hedging strategies for new production to offset recent Treasury yield moves Loan production of $290.6 million in UPB, a 12.3% increase from 2Q23 and a decrease of 36.5% from 3Q22 October loan production of $130.8 million with an 11.2% WAC(2), our strongest monthly volume level in 12 months Total loan portfolio of $3.9 billion in UPB, an increase of 12.9% from September 30, 2022 NPLs were 10.1% of HFI loans, essentially flat Q/Q and up from 7.4% for 3Q22. Realized 1.8% gains on NPL UPB resolved Completed two securitizations - VCC 2023-3 totaling $234.7 million and the VCC 2023-RTL1 totaling $81.6 million of securities issued VCC 2023-RTL1 was Velocity's first securitization of its short-term loan product Collapsed the 2016-1 Trust, retiring older, higher cost debt Liquidity(3) of $60.3 million Total available warehouse line capacity was $594.8 million (1) “Core net income” is a non-GAAP measure which excludes non-recurring and/or unusual activities from GAAP net income. (2) Weighted Average Coupon (3) Liquidity includes unrestricted cash and cash equivalents of $29.4 million and available liquidity in unfinanced loans of $30.9 million.

Core Income and Book Value Per Share Core Income(1) Book Value Per Share(2) Core net income totaled $12.9 million in 3Q23, an increase of 29.4% from 3Q22 Core adjustment includes equity incentive compensation expenses and costs related to the Company’s employee stock purchase plan (ESPP) Book value per share as of September 30, 2023, was $13.00(4), compared to $12.57(3) as of June 30, 2023 Equity award & ESPP costs $832 (1) “Core net income” is a non-GAAP measure which excludes non-recurring and/or unusual activities from GAAP net income. (2) Book value per share is the ratio of total equity divided by total shares outstanding. Total equity includes non-controlling interest of $3.62 million as of September 30, 2023, and $3.54 million as of June 30, 2023. (3) Based on 32,238,715 common shares outstanding as of June 30, 2023 and excludes unvested shares of common stock authorized for incentive compensation totaling 502,913. (4) Based on 32,313,744 common shares outstanding as of September 30, 2023 and excludes unvested shares of common stock authorized for incentive compensation totaling 589,634. GAAP Net Income $12,086 (3) (4) Core Net Income $12,918 $(0.02)

Economic Value of Equity

Fair Value Election to Capture Embedded Economic Value of Equity Over Time

- Prior to October 1, 2023, we elected to carry our retained interests in securitizations at amortized cost
- Prior M&A precedents for business purpose lenders demonstrate significant platform/franchise values that investors are ascribing to businesses like Velocity Financial
  - These transactions have demonstrated platform values of ~10%+ of annual originations run rate

Economic Value of Equity (Non-GAAP)



Platform Value
Embedded Gain in Securitized Portfolio(1)
Fully Diluted Value of Equity(2)
$100,000 - $125,000
$342,401
$430,923
$2.88 - $3.60
$9.86
$12.41
$873,325 - $898,325
$25.15 - $25.87 EVPS(3)
Fully Diluted Value of Equity
Embedded gain - securitized portfolio
Platform value

The graph reflects our estimate of economic value of equity by adding the net present value of expected future gains embedded in the amortized cost portfolio and the value of our unique origination platform

(1) Embedded gain in securitized portfolio assumes a 10% discount rate of projected securitization earnings and is net of $53,799,411 of deferred loan origination costs and securitization deal costs
(2) Fully Diluted Value of Equity assumes 9/30/2023 GAAP Book Value of Stockholders' Equity of $420.0MM + $10.9MM from pro forma exercise of all warrants.
(3) Economic Value of Equity per Share ("EVPS") calculated using 34,730,198 weighted average shares outstanding assuming dilution impact based on Velocity's average stock price for Q3 2023.

5
velocity Financial Inc.

Loan Production 3Q23 volumes reflect continued tightening from regulated lenders Loan production in 3Q23 totaled $290.6 million in UPB, a 12.3% increase from $258.6 million in UPB for 2Q23 and a 36.5% decrease from $457.3 million in UPB for 3Q22 The WAC on 3Q23 HFI loan production was 11.0%, essentially flat compared to 2Q23 and an increase of 211 bps from 3Q22 Loan Production Volume ($ of UPB in millions) Production Volumes Grow Q/Q Driven by Strong Investor Demand Units Average loan balance (1) Loan To Value WAC LTV(1)

Loan Portfolio by Property Type The total loan portfolio was $3.9 billion in UPB as of September 30, 2023, a 4.2% increase from $3.7 billion in UPB as of June 30, 2023, and 12.9% from $3.4 billion as of September 30, 2022 Driven by growth in loans collateralized by Investor 1-4 Rental, Multifamily and Mixed-Use properties Loan prepayments totaled $104.5 million, a decrease of 1.0% Q/Q and 6.0% Y/Y The WAC(1) of the portfolio was 8.63% as of September 30, 2023, an increase from 8.40% as of June 30, 2023, and 7.71% as of September 30, 2022 The UPB of Fair Value (FVO) loans was $936.6 million, or 24.3% of total HFI loans, as of September 30, 2023, an increase from $0.9 million in UPB, or 0.03% as of September 30, 2022 Loan Portfolio (UPB in millions) (1) Weighted Average Coupon (2) $ in thousands. Portfolio Growth Continues Driven by Strong Production Volumes and Slower Prepayments

Portfolio Net Interest Income & NIM(1) Portfolio Yield and Cost of Funds Portfolio Related Portfolio NIM(1) in 3Q23 was 3.34%, an increase of 10 bps from 3.24% in 2Q23, and a decrease of 25 bps from 3.59% in 3Q22 Portfolio Yield: Increased 14 bps from 2Q23 driven primarily by: Weighted average coupon of 11% on YTD 2023 production, compared to 7.7% for the same period in 2022 Growth in NPL UPB resolved and continued realization of gains from the collection of default interest and prepayment fees Cost of Funds: Increased 5 bps from 2Q23, primarily driven by higher interest rates Net Interest Margin (1) Net Interest Income and Net Interest Margin related to the loan portfolio only; excludes corporate debt. Portfolio Related ($ in millions) Continued Portfolio NIM Growth; Loan Yield Growth Outpaces Change in Cost of Funds

Nonperforming Loans(1) Nonperforming loans (NPL) as a percentage of total HFI loans was 10.1% as of September 30, 2023, relatively flat to the 10.0% as of June 30, 2023, and an increase from 7.4% as of September 30, 2022 Continued gains on 3Q23 NPL resolutions of 1.8% $ UPB in millions Loan Investment Portfolio Performance (1) For additional detail, please see page 17 in the Appendix of this presentation. Continued Favorable NPL Resolution Activity

2Q23 Asset Resolution Activity Resolution Activity NPL resolution totaled 65.7 million in UPB, realizing 101.8% of UPB resolved compared to $50.1 million in UPB, and realization of 103.0% of UPB resolved for 2Q23 and $45.2 million in UPB and realization of 105.9% of UPB resolved for 3Q22 3Q23 NPL resolutions represented 17.7% of nonperforming loan UPB as of June 30, 2023 The UPB of loan resolutions in 3Q23 exceeded the recent five-quarter resolution average of $45.0 million in UPB Continued NPL Loan Resolutions UPB and Gains

The reserve balance was $4.7 million as of September 30, 2023, relatively flat to the $4.6 million as of June 30, 2023, and a 12.1% decrease from $5.3 million as of September 30, 2022 Velocity’s 0.16% CECL reserve rate on eligible (non-”FVO”) HFI portfolio remained consistent with the previous 4 quarters. Charge-offs in 3Q23 totaled $95.2 thousand, compared to $717.0 thousand in 2Q23, and $155.2 thousand in 3Q22 CECL Reserve and Charge-Offs Loan Loss Reserve Reserve Decreases From Prior Year As Amortized Cost HFI Loan Portfolio Pays Down Charge-offs (1) Amortized cost (2) Reflects the annualized quarterly charge-offs to average nonperforming loans for the period. $ in thousands (2) Quarterly Periods At Period End (1)

Durable Funding and Liquidity Strategy Two Deals Issued in 3Q23(1); 2023-RTL1 Provides Permanent Financing for S-T Loans Outstanding Debt Balances(2) ($ in Millions) (1) Through September 30, 2023. (2) Debt balances are net of issuance costs and discounts as reported in the consolidated balance sheet. (3) Represents the remaining balance of securitization outstanding net of issuance costs, discounts and fair value marks as of period end. (4) As of September 30, 2023, five of six warehouse lines have non-mark-to-market features and staggered maturities. Non-Recourse Debt Recourse Debt (3) Cash reserves and unfinanced collateral of $60.3 million as of September 30, 2023 The 2023-RTL1 securitization is Velocity’s first securitization collateralized by short-term loans Reinvestment feature to replace loans that payoff with new loans up to the original issued balance for 18 months from issuance Available warehouse line capacity of $594.8 million as of September 30, 2023 Recourse debt to equity was 1.1X as of September 30, 2023, down from 1.5X September 30, 2022 Outstanding debt was $3.6 billion as of September 30, 2023, a net increase of $193.3 million driven by growth in non-recourse securitization debt (4) (5)

U.S. economic outlook still uncertain with reduced inflation expectations, but Geopolitical risks have increased Credit availability likely to tighten further Loan prepayment speeds are expected to slow Underlying property value of small commercial and residential properties remain well-supported by strong demand Gains on resolution activities to continue Outlook for Velocity’s Key Business Drivers MARKET CREDIT CAPITAL Next long-term loan securitization on target for November 2023 Continuing to pursue opportunities to expand and further diversity of our capital structure Improving Outlook for Markets and Growth Well Positioned to grow originations and capitalize on reduced bank lending Continuing to assess strategic opportunities to expand market share and product menu EARNINGS

Appendix

Velocity Financial, Inc. Balance Sheet

Velocity Financial, Inc. Income Statement (Quarters)

HFI Portfolio Delinquency Trends

Loan Portfolio Rollforward Total Loan Portfolio UPB Rollforward (UPB in millions) $(120.0) $(15.9) $292.8 (1) (1) Includes $8.1 million in UPB of repurchased loans.

HFI Loan Portfolio Portfolio by Property Type (100% = $3.86 billion UPB)(1) (1) As of September 30, 2023 Portfolio by State

Adjusted Financial Metric Reconciliation: Adjusted Financial Metric Reconciliation to GAAP Net Income Quarter: